EXHIBIT 32.1

SECTION 1350
CERTIFICATION

In connection with the Quarterly Report of Omni Ventures Inc (the “Company”) on Form 10-Q for the quarter ended March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I Neil Kleinman, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 26, 2010

By:	/s/ Neil Kleinman President and Chief Financial Officer and Principal Accounting Officer